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                                                                      Exhibit 10



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent auditors" in the Post- Effective Amendment No. 3 to the Registration Statement (Form N-4 No. 333-93875) and the related Statement of Additional Information appearing therein and pertaining to Lincoln New York Account N for Variable Annuities, and to the use therein of our reports dated (a) February 1, 2002, with respect to the statutory-basis financial statements of Lincoln Life & Annuity Company of New York, and (b) March 15, 2002, with respect to the financial statements of Lincoln New York Account N for Variable Annuities.


                                         /s/ Ernst & Young LLP


Fort Wayne, Indiana
April 12, 2002